Exhibit 23.7

CONSENT
May 6, 2004

     We do hereby consent to the inclusion of our name in the Registration Statement on Form S-4, File No. 333-112463, and the related Proxy Statement/Prospectus, of Net 1 UEPS Technologies, Inc.

/s/ Milton H. Barbarosh
Milton H. Barbarosh as President for Stenton Leigh Capital Corp.